[Letterhead of the Cooper Companies]

                                          June 2, 1993

Mr. Steven G. Singer
10 Loman Court
Cresskill, NJ 07626

Dear Steven:

     This letter will confirm the modifications to your Employment Agreement with The Cooper Companies, Inc. (the 'Company') dated March 9, 1990 (the 'Agreement') which have been agreed to in recent discussions between you and the Compensation Committee of the Company's Board of Directors.

     1. The reference to your job title in Section 2 of the Agreement shall be changed to 'Executive Vice President and Chief Operating Officer' to reflect your current position, which is not being changed.

     2. The reference to your Annual Salary in the first sentence of Section 3(a) of the Agreement shall be changed to 'THREE HUNDRED AND TWO THOUSAND FIVE HUNDRED DOLLARS ($302,500)' to reflect your current salary, which is not being changed.

     3. Subclause (iv) of Section 3(c) of the Agreement shall be amended to delete therefrom the last two sentences of such sub-clause and to substitute in lieu thereof the following sentence:

             'Executive hereby agrees that, notwithstanding any other provisions of this Employment Agreement, the LTIP, the Restricted Stock Agreement or the restricted stock agreement entered into between the Company and Executive with respect to the November Restricted Shares, none of Executive's Restricted Shares shall vest as a result of any termination of Executive's employment or any Change in Control or Potential Change in Control, and such Restricted Shares shall vest only as a result of the Company's common stock achieving the above-indicated average closing price levels.'

     4. Subclause (A) of the definition of 'Good Reason' appearing in Section 4(b) of the Agreement shall be deleted and the remaining subclauses of such definition shall be redesignated (A) through (D), so that 'Good Reason' shall no longer be defined to include any Change in Control or Potential Change in Control.

     5. The first paragraph of Section 5(c) of the Agreement shall be amended to read as follows:

             '(c) If the Company shall terminate the Executive's employment other than pursuant to Section 4(a) hereof, or if the Executive terminates his employment pursuant to Section 4(b) hereof:'

     6. Clause (i) of Section 5(c) of the Agreement shall be amended to read as follows:

             '(i) The Company shall pay Executive his Annual Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with a lump sum severance payment payable on the Date of Termination in an amount (less all applicable tax and other withholdings) equal to the sum of twelve (12) months of Annual Salary plus an additional one (1) month of Annual Salary (or prorated portion thereof) for each month (or prorated portion thereof) between March 9, 1993 and the Date of Termination, up to a maximum possible total severance payment equal to eighteen (18) months of Annual Salary, provided, however, that the amount of severance payable pursuant to the foregoing provisions of this Section 5(c)(i) shall be increased by a factor of fifty percent (50%) in the event that the Date of Termination occurs within the one-year period immediately following a Change in Control or Potential Change in Control of the Company, as defined in
        Section 12 of the LTIP (unless such Change in Control or Potential Change in Control results from the acquisition of beneficial ownership by Cooper Life Sciences, Inc. ('CLS') of securities representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities with respect to the election of Directors of the Company as a result of its exchange and surrender of the Company's Senior Exchangeable Redeemable Restricted Voting Preferred Stock in one or more transac-tions or the conversion or exchange of any security received by CLS in any such exchange, in which case there shall be no such increase in the amount of severance payable pursuant to the foregoing provisions of this Section 5(c)(i)).'

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     In connection with  the foregoing  amendments, the Board  of Directors  has approved, at its meeting on May 18, 1993, that for the 1993 fiscal year you shall be eligible to participate, pursuant to Section 3 of the Agreement, in the Company's Incentive Payment Plan for such fiscal year at the 50% level.

     Also, in connection with the foregoing, the Compensation Committee of the Board has discussed with you the interpretation of clause (iv) of Section 5(c) of the Agreement. You acknowledge that you are aware of the claims asserted by Bruce D. Sturman in respect of a similar provision contained in his Employment Agreement with the Company dated March 9, 1990, and that you have reviewed the memorandum of Jed W. Brickner of Latham & Watkins dated July 17, 1992. You hereby disavow and waive any right to assert that the retirement benefit described in said clause (iv) should be valued in any manner other than as described in said memorandum.

     In consideration of your services to the Company and the agreements contained herein, simultaneous with the execution and delivery of this letter agreement, the Company will pay you a one-time special bonus in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000), less all applicable tax and other withholdings.

     This will also confirm that, in consideration of your services to the Company and the agreements contained herein, the Company's Board of Directors approved on May 18, 1993 the following two additional benefits:

             1. All compensation, benefits and other perquisites which you are entitled to receive from the Company pursuant to the Agreement, as amended and supplemented by this letter agreement, or pursuant to the applicable provisions of the Company's charter documents, Delaware law or the Company's benefit plans, shall be guaranteed by the principal sub sidiaries of the Company in consideration of the services provided by you to those subsidiaries, pursuant to the resolutions and the separate Guaranties in the form of the Subsidiary Guaranty adopted and approved on May 18, 1993 by the Board of Directors, copies of which Guaranties are attached hereto as Schedules A-K. You hereby agree that the Guaranty of any one (but not more than one) of such subsidiaries may, at the election of the Company, be released, withdrawn, cancelled and of no further effect in the event that such subsidiary is sold by the Company, provided, however, that (i) even if more than one such subsidiary is sold, only one subsidiary may be released from its Guaranty as provided above, and (ii) in no event shall the Guaranty of CooperVision, Inc., a New York corporation, ever be released, withdrawn or cancelled, whether or not such subsidiary is ever sold by the Company.

             2. You will participate in the Turn-Around Incentive Plan (the 'TIP') as adopted and approved on May 18, 1993 by the Board of Directors, with a total maximum possible award of SIX HUNDRED THOUSAND DOLLARS ($600,000) in cash and shares of restricted stock; provided, however, that, notwithstanding any provision to the contrary in the TIP or the LTIP, if your employment is terminated by the Company other than for Cause or by you for Good Reason (as such terms are defined in the Agreement as amended by this letter agreement), after a resolution approved by the Board of Directors has been reached with respect to the Company's breast implant liabilities but before the average price of the Company's common stock reaches both of the $1.50 and $3.00 per share price targets specified in the TIP, then for purposes of your entitlement to receive cash and stock benefits under the TIP, your employment shall be deemed to have terminated one year subsequent to the actual termination date so that, in the event that either or both of the stock price targets are achieved during said one-year period, you may receive the TIP benefits resulting from the achievement of such stock price target(s) as if the same had been achieved prior to the actual termination of your employment.

     Except as expressly amended above, the Agreement is hereby ratified and confirmed in all respects.

     If the foregoing is acceptable to you, please sign where indicated below, whereupon this letter agreement shall become a binding agreement between the Company and you.

                                          THE COOPER COMPANIES, INC.

                                          By: Allan E. Rubenstein
                                              ..................................
                                              Allan E. Rubenstein
                                              Acting Chairman of the Board

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                                          By:  Michael H. Kalkstein
                                               .................................
                                               Michael H. Kalkstein
                                               Chairman, Compensation Committee

                                          By:  Robert S. Holcombe
                                               .................................
                                               Robert S. Holcombe
                                               Senior Vice President and
                                               General Counsel

AGREED AND ACCEPTED as of
the 2nd day of June, 1993

Steven G. Singer
.................................
Steven G. Singer